Exhibit No. 16.2

Chavez and Koch, CPAs

2920 N Green Valley Pkwy, Bldg  8, #821

Henderson, Nevada  89104

Securities and Exchange Commission

450 Fifth Street NW

Washington, DC  20549

Ladies and Gentlemen:

We have read Item 4 (a) through 4(b) of Form 8-K/A, dated May 12, 2006, of Consumer Direct of America and are in agreement with the statements made regarding our firm.  We have no basis to disagree with any other statements contained therein.

/s/ Chavez and Koch, CPA’s

Henderson, Nevada

May 12, 2006